Exhibit 99.(a)(2)



                            CERTIFICATE OF AMENDMENT

                                       TO

                            THE CERTIFICATE OF TRUST

                                       OF

                      PIONEER TAX ADVANTAGED BALANCED FUND

      This Certificate of Amendment to the Certificate of Trust of Pioneer Tax Advantaged Balanced Fund (hereby renamed "Pioneer Tax Advantaged Balanced Trust") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

      - FIRST: The name of the Trust is Pioneer Tax Advantaged Balanced Fund (hereby renamed "Pioneer Tax Advantaged Balanced Trust").

      - SECOND: Amendment. The name of the Trust is changed from "Pioneer Tax Advantaged Balanced Fund" to "Pioneer Tax Advantaged Balanced Trust."

      - THIRD: This amendment shall become effective immediately upon filing.




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      IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 11th day of December, 2003.

                                        /s/ Osbert M. Hood
                                        ----------------------------------------
                                        Osbert M. Hood, as Trustee and not
                                        individually


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